UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

September 7, 2017
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
----------------------------------------------------	---------------------------------------------
Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
----------------------------------------------------	---------------------------------------------
Address of principal executive offices	Zip Code
Registrant's telephone number, including area code:	(201) 748-6000
---------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

ITEM 2.02:      RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On September 7, 2017, John Wiley & Sons Inc., a New York corporation (the "Company"), issued a press release announcing the Company's financial results for the first quarter of fiscal year 2018. A copy of the Company's press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this report, including the exhibits hereto, (x) shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and (y) shall not be incorporated by reference into any filing of the Company with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filings (unless the Company specifically states that the information or exhibits in this particular report are incorporated by reference). The furnishing of the information set forth in this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

ITEM 9.01:   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.      Description

99.1           Press release dated September 7, 2017 titled "Wiley Reports First Quarter 2018 Results" (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

Contact:
Brian Campbell, Investor Relations
201.748.6874
brian.campbell@wiley.com

Wiley Reports First Quarter 2018 Results
September 7, 2017 (Hoboken, NJ) – John Wiley & Sons, Inc. (NYSE: JWa and JWb), a global research and learning company, today announced results for the first quarter ending July 31, 2017.

HIGHLIGHTS
➢	Revenue increased 2% to $411 million; +1% at constant currency
➢	Adjusted EPS increased 9% to $0.59 per share; -5% at constant currency
➢	Operational excellence initiatives resulted in $29 million of restructuring and related charges, expected to yield $45 million in gross run-rate savings beginning in fiscal 2019
➢	Free Cash Flow less Product Development spending improved by $48 million
➢	Quarterly dividend increased for 24th consecutive year to $0.32 per share

FINANCIAL SUMMARY

Unaudited ($millions except for EPS)
GAAP Measures	Q1 2018	Q1 2017	Change	Change Constant Currency
Revenue	$411.4	$404.3	2%	1%
Operating Income	$14.5	$43.8	-67%
Diluted EPS	$0.16	$0.53	-70%
Cash from Operations	($81.8)	($136.7)	40%
Non-GAAP Measures	Q1 2018	Q1 2017	Change	Change Constant Currency
Adjusted Operating Income	$43.8	$42.9	2%	-13%
Adjusted EPS	$0.59	$0.54	9%	-5%
Free Cash Flow less Product Development Spending	($117.8)	($165.5)	29%

•	Revenue increase was largely driven by the contribution from the Atypon acquisition, as print book declines in Publishing were offset by increases in Research and Solutions.
•
Adjusted Operating Income decline at constant currency was mainly due to $6 million in one-time credits in the prior year related to employee benefit plans.  Cost of Sales and Operating and Administrative Costs were up 1% and 3% at constant currency, respectively.  GAAP Operating Income additionally reflected $29.3 million in restructuring and related charges.

•
Adjusted EPS decline at constant currency was due to lower adjusted operating income.  GAAP EPS also reflected restructuring and related charges as well as foreign exchange losses on intercompany transactions.

•
Free Cash Flow less Product Development Spending improvement was mainly due to the timing of cash collections and payments as anticipated in the fourth quarter 2017 report.  Free cash flow is seasonally negative in the first half of Wiley's fiscal year principally due to the timing of collections for journal subscriptions.

•
Return to Shareholders:  During the quarter, Wiley repurchased 265,158 shares for $14 million at an average cost of $52.86.  Approximately 3.5 million shares remain in the repurchase program.  In June, Wiley increased its quarterly dividend by 3% to $0.32 per share, marking the 24th consecutive annual increase and raising the annualized dividend payout to $1.28 per share.

MANAGEMENT COMMENTARY
"We continue to make important progress in shifting our strategic focus to the delivery of enhanced digital products and services for researchers, educators, professionals, and higher education students around the globe," said Matthew Kissner, Interim CEO and Chairman.  "We are realigning our cost base, reallocating resources, reinvesting in specific growth areas, and focusing on culture, productivity, and customer engagement – all of which should benefit us in fiscal 2019 and beyond."

FISCAL YEAR 2018 OUTLOOK
The Company reaffirms its fiscal 2018 guidance.

Metric ($M)	FY17 Actual	FY18 Expectation (at constant currency)
Revenue	$1,718.5	Approximately even
Adjusted Operating Income	$228.4	Approximately even
Adjusted EPS	$3.01	Low-single digit % decline
Cash from Operations	$314.5	$350 million or higher
Capex	$148.3	Slightly lower

Financial Tables:  Please see accompanying tables for additional details on financial performance. Please note that certain labels in the tables have changed, including Author-Funded Access (now Open Access), Platform Services (now Publishing Technology Services), Online Program Management (now Education Services), and Unallocated Shared Services Costs (now Corporate Expenses).

Adjusted Results:  The Company provides financial measures referred to as "adjusted," which exclude unusual charges and credits as more fully described in the attached financial schedules.  For the first quarter ended July 31, the Company excluded foreign exchange gains and losses on intercompany transactions in deriving adjusted earnings in the current and prior year periods.  This change will also be reflected in subsequent periods.  The Company believes these gains and losses, which result from transactions associated with tax planning efforts, do not reflect its underlying performance.

Foreign Exchange:  Foreign exchange was beneficial to first quarter revenue and EPS by $2.8 million and $0.07, respectively.   If current rates hold, Wiley expects to record a positive FY18  FX variance due to functional currency gains related to calendar year 2017 journal subscriptions in the UK.  Variances are on a constant currency basis unless otherwise noted.

RESEARCH SEGMENT (SCIENTIFIC, TECHNICAL, MEDICAL, SCHOLARLY JOURNALS AND SERVICES)
•
Revenue:  $223.6 million (+8% GAAP; +6% constant currency).  Growth was driven primarily by the contribution from the Atypon acquisition (+$8 million, acquired October 2016) and higher Open Access revenues (+20%).

•
Adjusted Contribution to Profit:  $66.3 million (0% constant currency).   Performance reflected higher revenues offset primarily by Atypon expenses and higher royalty costs. GAAP Contribution to Profit: $61.5 million (2%) included restructuring charges of $4.8 million in the current year.

•	Calendar Year 2017 Journal Subscriptions: As of the end of July, calendar year 2017 Journal Subscriptions were up 0.3% on a constant currency basis with 98% of expected business contracted.
•
Society Publishing Partnerships:  Nine new society contracts were signed in the quarter with combined annual revenue of $6.6 million; nineteen were renewed with combined annual revenue of $11.6 million; four were not renewed totaling $0.9M.

PUBLISHING SEGMENT (BOOKS, COURSEWARE, TEST PREPARATION)
•
Revenue:  $131.3 million (-9% GAAP; -8% constant currency).  Strong growth in Test Preparation and Certification (+20%) and Course Workflow (+40%) were not enough to offset market-driven declines and erosion of demand for print products in Education Publishing (-16% overall) and STM and Professional Publishing (-8% overall).

•
Adjusted Contribution to Profit:  $15.9 million (-18% constant currency).  Performance reflects lower revenues and the timing of development and licensing costs.  GAAP Contribution to Profit of $5.0 million (-74%) included restructuring charges of $10.9 million in the current year.

SOLUTIONS SEGMENT (EDUCATION SERVICES, CORPORATE LEARNING, PROFESSIONAL ASSESSMENT)
•	Revenue: $56.5 million (+9% GAAP and constant currency). Growth in Education Services (+14%) and Assessment (+10%) offset a 1% decline in Corporate Learning.
•
Adjusted Contribution to Profit:  Increased to $0.8 million from $0.1 million in the prior year.  Improvement driven by revenue growth and increased operating efficiency.  GAAP Contribution to Profit: -$2.0 million including restructuring charges of $2.8 million.

•
Education Services (formerly Online Program Management): In the quarter, Wiley signed one new partner (Winthrop University) and six new programs.  One partner and five programs were retired.  As of July 31, Wiley had 39 university partners and 251 programs under contract.

EARNINGS CONFERENCE CALL
Scheduled for today, September 7 at 10:00 a.m. (ET).  Access the webcast at www.wiley.com> Investor Relations> Events and Presentations, or http://www.wiley.com/WileyCDA/Section/id-370238.html.  U.S. callers, please dial 866-564-2842 and enter the participant code 2784819#.  International callers, please dial (323) 794-2130 and enter the participant code 2784819#.

ABOUT WILEY
Wiley is a global research and learning company.  Through the Research segment, the Company provides scientific, technical, medical, and scholarly journals, as well as related content and services, for academic, corporate, and government libraries, learned societies, and individual researchers and other professionals.   The Publishing segment provides scientific (STM), professional development, and education books and related content, as well as test preparation services and course workflow tools, to libraries, corporations, students, professionals, and researchers.  In Solutions, Wiley provides online program management services for higher education institutions, and learning, development, and assessment services for businesses and professionals.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities and (x) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

JOHN WILEY & SONS, INC.
UNAUDITED SUMMARY OF OPERATIONS
FOR THE FIRST QUARTER ENDED
JULY 31, 2017 AND 2016
(in thousands, except per share amounts)

FIRST QUARTER ENDED JULY 31,

	2017			2016			% Change
	US GAAP	Adjustments	Adjusted	US GAAP	Adjustments	Adjusted	US GAAP	Adjusted excl. FX

Revenue	$411,444	-	411,444	404,285	-	404,285	2%	1%

Costs and Expenses
Cost of Sales	114,788	-	114,788	113,478	-	113,478	1%	1%
Operating and Administrative (A)	243,808	(3,600)	240,208	235,340		235,340	4%	3%
Restructuring (Credits) Charges (A)	25,729	(25,729)	-	(920)	920	-
Amortization of Intangibles	12,619	-	12,619	12,573	-	12,573	0%	3%

Total Costs and Expenses	396,944	(29,329)	367,615	360,471	920	361,391	10%	3%

Operating Income	14,500	29,329	43,829	43,814	(920)	42,894	-67%	-13%
Operating Margin	3.5%		10.7%	10.8%		10.6%

Interest Expense	(3,273)	-	(3,273)	(4,071)	-	(4,071)	-20%	-20%
Foreign Exchange (Loss) Gain (B)	(5,136)	6,017	881	221	1,329	1,550
Interest Income and Other	5	-	5	377	-	377	-99%	-99%

Income Before Taxes	6,096	35,346	41,442	40,341	409	40,750	-85%	-12%

(Benefit) Provision for Income Taxes (A,B)	(3,140)	10,627	7,487	9,327	(65)	9,262	-134%	-33%

Net Income	$9,236	24,719	33,955	31,014	474	31,488	-70%	-6%

Earnings Per Share- Diluted (A)	$0.16	0.43	0.59	0.53	0.01	0.54	-70%	-5%

Average Shares - Diluted	57,709	57,709	57,709	58,176	58,176	58,176

(A,B) See the accompanying Notes to Unaudited Financial Statements for a description of each adjustment.

JOHN WILEY & SONS, INC.
FOR THE FIRST QUARTER ENDED
JULY 31, 2017 AND 2016

RECONCILIATION OF US GAAP TO ADJUSTED EPS - DILUTED (UNAUDITED)

	First Quarter Ended
	July 31,
	2017	2016

US GAAP Earnings Per Share - Diluted	$0.16	$0.53
Adjusted to exclude the following:
Restructuring and Related Charges (Credits) (A)	0.35	(0.01)
FX Losses on Intercompany Transactions (B)	0.08	0.02
Adjusted Earnings Per Share - Diluted	$0.59	$0.54

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Adjustments:
A
Adjusted results for the three months ended July 31, 2017 and 2016 exclude restructuring and related charges (credits) associated with the Company's Restructuring and Reinvestment Program of $29.3 million, or $0.35 per share, and $(0.9) million, or $(0.01) per share, respectively.  The first quarter of fiscal year 2017 credit reflects the true-up of facility lease reserves.

B
Adjusted results exclude foreign exchange gains and losses associated with intercompany transactions.  For the three months ended July 31, 2017 and 2016, there were losses of $6.0 million, or $0.08 per share, and $1.3 million, or $0.02 per share, respectively.

Non-GAAP Financial Measures:
In addition to providing financial results in accordance with GAAP, the Company has provided adjusted financial results that exclude the impact of other nonrecurring items described in more detail throughout this press release.  These non-GAAP financial measures are labeled as "Adjusted" and are used for evaluating the results of operations for internal purposes.  These non-GAAP measures are not intended to replace the presentation of financial results in accordance with GAAP.  Rather, the Company believes the exclusion of such items provides additional information to investors to facilitate the comparison of past and present operations. Unless otherwise noted, adjusted amounts in the attached schedules include foreign exchange.

JOHN WILEY & SONS, INC.
UNAUDITED SEGMENT RESULTS
FOR THE FIRST QUARTER ENDED
JULY 31, 2017 AND 2016
(in thousands)

FIRST QUARTER ENDED JULY 31,

	2017			2016			% Change
	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjusted excl. FX
Research
Revenue
Journal Subscriptions	$168,325	-	168,325	162,684	-	162,684	3%	0%
Open Access	8,803	-	8,803	7,513	-	7,513	17%	20%
Licensing, Reprints, Backfiles and Other	38,230	-	38,230	37,026	-	37,026	3%	6%
Total Journal Revenue	215,358	-	215,358	207,223	-	207,223	4%	2%
Publishing Technology Services (Atypon)	8,269	-	8,269	-	-	-
Total Research Revenue	223,627	-	223,627	207,223	-	207,223	8%	6%
Contribution to Profit	61,461	4,836	66,297	60,435	(69)	60,366	2%	0%

Publishing
Revenue
STM and Professional Publishing	$63,600	-	63,600	70,697	-	70,697	-10%	-8%
Education Publishing	45,736	-	45,736	54,861	-	54,861	-17%	-16%
Course Workflow (WileyPLUS)	1,210	-	1,210	866	-	866	40%	40%
Test Preparation and Certification	11,490	-	11,490	9,558	-	9,558	20%	20%
Licensing, Distribution, Advertising and Other	9,242	-	9,242	8,980	-	8,980	3%	4%
Total Publishing Revenue	131,278	-	131,278	144,962	-	144,962	-9%	-8%
Contribution to Profit	5,009	10,854	15,863	19,320	353	19,673	-74%	-18%

Solutions
Revenue
Education Services (Online Program Management)	$26,337	-	26,337	23,172	-	23,172	14%	14%
Professional Assessment	14,887	-	14,887	13,522	-	13,522	10%	10%
Corporate Learning	15,315		15,315	15,406	-	15,406	-1%	-1%
Total Solutions Revenue	56,539	-	56,539	52,100	-	52,100	9%	9%
Contribution to Profit	(1,968)	2,795	827	146	-	146	N/M	N/M

Corporate Expenses	(50,002)	10,844	(39,158)	(36,087)	(1,204)	(37,291)	39%	6%

Operating Income	$14,500	29,329	43,829	43,814	(920)	42,894	-67%	-13%

(A) See the accompanying Notes to Unaudited Financial Statements for a description of the adjustment.
N/M- Not Meaningful

JOHN WILEY & SONS, INC.
UNAUDITED CONDENSED STATEMENTS OF FINANCIAL POSITION
(in thousands)

	July 31,		April 30,
	2017	2016	2017

Current Assets
Cash and cash equivalents	$84,113	185,894	58,516
Accounts receivable	198,576	213,968	188,679
Inventories	47,892	54,822	47,852
Prepaid and other	66,177	119,392	64,688
Total Current Assets	396,758	574,076	359,735
Product Development Assets	68,773	39,239	70,955
Royalty Advances	21,578	24,883	28,320
Technology, Property and Equipment	265,291	214,740	252,488
Intangible Assets	833,676	831,249	828,099
Goodwill	996,000	916,690	982,101
Income Tax Deposits	-	62,200	-
Other Assets	85,028	80,185	84,519
Total Assets	2,667,104	2,743,262	2,606,217

Current Liabilities
Accounts and royalties payable	141,034	138,397	139,206
Deferred revenue	334,625	321,616	436,235
Accrued employment costs	81,245	55,241	98,185
Accrued income taxes	24,605	3,368	22,222
Accrued pension liability	5,820	5,467	5,776
Other accrued liabilities	83,509	69,042	86,232
Total Current Liabilities	670,838	593,131	787,856
Long-Term Debt	551,645	653,000	365,000
Accrued Pension Liability	212,843	206,814	214,597
Deferred Income Tax Liabilities	150,425	191,388	160,491
Other Long-Term Liabilities	72,135	82,521	75,136
Shareholders' Equity	1,009,218	1,016,408	1,003,137
Total Liabilities & Shareholders' Equity	$2,667,104	2,743,262	2,606,217

JOHN WILEY & SONS, INC.
UNAUDITED CONDENSED STATEMENTS OF FREE CASH FLOW
(in thousands)

	Three Months Ended
	July 31,
	2017	2016
Operating Activities:
Net income	$9,236	31,014
Amortization of intangibles	12,619	12,573
Amortization of product development spending	9,644	9,731
Depreciation of technology, property and equipment	18,540	17,125
Non-cash charges and credits	32,045	20,231
Net change in operating assets and liabilities	(163,915)	(227,386)
Cash Used for Operating Activities	(81,831)	(136,712)

Investments in organic growth:
Additions to technology, property and equipment	(30,111)	(20,778)
Product development spending	(5,907)	(7,989)
Free Cash Flow less Product Development Spending	(117,849)	(165,479)

Other Investing and Financing Activities:
Acquisitions, net of cash	(4,413)	(8,600)
Net debt borrowings	185,964	47,993
Change in book overdrafts	(13,977)	(12,261)
Cash dividends	(18,382)	(17,914)
Purchase of treasury shares	(14,016)	(11,289)
Proceeds from exercise of stock options and other	5,599	13,689
Cash Provided by Investing and Financing Activities	140,775	11,618

Effects of Exchange Rate Changes on Cash	2,671	(24,051)

Increase (Decrease) in Cash and Cash Equivalents for Period	$25,597	(177,912)

RECONCILIATION TO GAAP PRESENTATION

Investing Activities:
Product development spending	$(5,907)	(7,989)
Additions to technology, property and equipment	(30,111)	(20,778)
Acquisitions, net of cash	(4,413)	(8,600)
Cash Used for Investing Activities	$(40,431)	(37,367)

Financing Activities:
Cash Provided by Investing and Financing Activities	$140,775	11,618
Excluding:
Acquisitions, net of cash	(4,413)	(8,600)
Cash Provided by Financing Activities	$145,188	20,218

Free Cash Flow less Product Development Spending:

The Company provides financial measures referred to as "Free Cash Flow less Product Development Spending."  Free Cash Flow less Product Development Spending is defined as "cash flow from operating activities, less book composition and other product development and capital spending."  Management believes this metric provides additional information to investors to facilitate the comparison of past and present results.  This metric is also used internally by management in evaluating results.  This non-GAAP measure is not intended to replace the financial results reported in accordance with US Generally Accepted Accounting Principles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Matthew S. Kissner
Matthew S. Kissner
Interim Chief Executive Officer and
Chairman of the Board

By	/s/ John A. Kritzmacher
John A. Kritzmacher
Chief Financial Officer and
Executive Vice President, Technology and Operations

Dated: September 7, 2017